Exhibit 99.1

Tran Nguyen / CFO Somaxon Pharmaceuticals, Inc. (858) 876-6500

Rob Whetstone PondelWilkinson, Inc. (310) 279-5963
SOMAXON PHARMACEUTICALS ESTABLISHES
SILENOR COMMERCIAL TEAM
SAN DIEGO, CA — July 14, 2010 — Somaxon Pharmaceuticals, Inc. (NASDAQ: SOMX), a specialty pharmaceutical company focused on the in-licensing, development and commercialization of proprietary branded pharmaceutical products and late-stage product candidates for the treatment of diseases and disorders in the central nervous system therapeutic area, today announced that it has established its commercial team to promote Silenor® (doxepin) for the treatment of insomnia characterized by difficulties with sleep maintenance.
On July 14, 2010, Somaxon entered into a Professional Detailing Services Agreement with Publicis Touchpoint Solutions, Inc. pursuant to which Publicis will provide Somaxon with 110 sales representatives on a contract basis that will exclusively promote Silenor. These representatives will be employees of Publicis but will be hired to Somaxon’s specifications and will be managed by Somaxon’s recently-hired team of sales management personnel. Publicis will also be responsible for the sales force automation, fleet and other ancillary services relating to the sales force, and Somaxon will have the option to hire the Publicis sales representatives as Somaxon employees in the future.
“We are excited to continue to execute on our corporate strategy by hiring a dedicated specialty sales team for Silenor, which will target the highest prescribers of insomnia drugs, including psychiatrists, neurologists and high-prescribing primary care physicians, with the goal of supporting an October launch,” said Richard W. Pascoe, Somaxon’s President and Chief Executive Officer. “In addition, we continue to engage in discussions with third parties relating to the commercialization of Silenor, and we believe that this specialty sales force structure and our marketing plan will provide us with the flexibility needed to complement the promotional efforts of any strategic collaborator in the marketing of Silenor.”
“During the second quarter of this year, we hired a sales management team with solid CNS experience, and we look forward to deploying this specialty sales force under their leadership,” said Jeff Raser, Somaxon’s Chief Commercial Officer. “With trade and sample manufacturing nearing completion, our marketing campaign fully developed, our pricing and managed care strategy finalized, and the commercial team build-out soon to be completed, we look forward to introducing our highly differentiated insomnia product to the highest prescribing physicians in the U.S. insomnia market.”
About Silenor®
Silenor is a low-dose (3 mg, 6 mg) oral tablet formulation of doxepin that is patent protected for use in insomnia. The Silenor NDA was approved in March 2010 for the treatment of insomnia characterized by difficulties with sleep maintenance. The NDA included all of the data from the company’s development program, including data from Somaxon’s clinical trial program that evaluated 1,017 subjects exposed to Silenor from 12 studies.

Important Safety Information
A doctor should be consulted if insomnia worsens or is not better within 7 to 10 days. This may mean that there is another condition causing the sleep problem.
Patients should be sure that they are able to devote 7 to 8 hours to sleep before being active again. Silenor should be taken within 30 minutes of bedtime. Patients should not take Silenor with alcohol or with other medicines that can cause drowsiness. Silenor should not be taken with or within two weeks after taking a monoamine oxidase inhibitor (MAOI). Patients should not take Silenor if they have untreated narrow angle glaucoma, if they have severe urinary retention, if they have severe sleep apnea or if they are allergic to any of the ingredients in Silenor. Until patients know how they will react to Silenor, they should not drive or operate machinery at night after taking Silenor, and they should be careful in performing such activities during the day following taking Silenor. Before taking Silenor, patients should tell their doctors if they have a history of depression, mental illness or suicidal thoughts. Patients should call their doctors right away if after taking Silenor they walk, drive, eat or engage in other activities while asleep. Drowsiness was the most common adverse event observed in clinical trials.
For more information, please see the complete Prescribing Information, including the Medication Guide, at www.silenor.com or www.somaxon.com.
About Somaxon Pharmaceuticals, Inc.
Headquartered in San Diego, CA, Somaxon Pharmaceuticals, Inc. is a specialty pharmaceutical company focused on the in-licensing, development and commercialization of proprietary branded pharmaceutical products and of late-stage product candidates for the treatment of diseases and disorders in the central nervous system therapeutic area. Somaxon’s product Silenor® (doxepin) has been approved by the FDA for the treatment of insomnia characterized by difficulty with sleep maintenance.
For more information, please visit the company’s web site at www.somaxon.com.
Somaxon cautions readers that statements included in this press release that are not a description of historical facts are forward-looking statements. For example, statements regarding Somaxon’s commercial plans and strategy, including the planned launch of commercial sales of Silenor, the potential establishment of a strategic collaboration relating to the commercialization of Silenor, and the potential to recruit and retain the targeted number of sales representatives meeting Somaxon’s specifications, are forward-looking statements. The inclusion of forward-looking statements should not be regarded as a representation by Somaxon that any of its plans will be achieved. Actual results may differ materially from those set forth in this release due to the risks and uncertainties inherent in Somaxon’s business, including, without limitation, Somaxon’s ability to successfully commercialize Silenor; Somaxon’s reliance on a third party, Publicis, for critical aspects of the commercial sales process for Silenor; the performance of Publicis and its adherence to the terms of the contract; the ability of Somaxon’s sales management personnel to effectively manage the sales representatives employed by Publicis; the potential to enter into and the terms of any commercial partnership or other strategic transaction relating to Silenor; the ability of Somaxon to ensure adequate and continued supply of Silenor to successfully launch commercial sales or meet anticipated market demand; the scope, validity and duration of patent protection and other intellectual property rights for Silenor; whether the approved label for Silenor is sufficiently consistent with such patent protection to provide exclusivity for Silenor; Somaxon’s ability to operate its business without infringing the intellectual property rights of others; the market potential for insomnia treatments, and Somaxon’s ability to compete within that market; inadequate therapeutic efficacy or unexpected adverse side effects relating to Silenor that could delay or prevent commercialization, or that could result in recalls or product liability claims; other difficulties or delays in development, testing, manufacturing and marketing of Silenor; the timing and results of non-clinical studies and post-approval regulatory requirements for Silenor, and the FDA’s agreement with Somaxon’s interpretation of such results; Somaxon’s ability to raise sufficient capital to fund its operations, and to meet its obligations to parties under financing agreements, and the impact of any such financing activity on the level of its stock price; the impact of any inability to raise sufficient capital to fund ongoing operations; and other risks detailed in Somaxon’s prior press releases as well as in its periodic filings with the Securities and Exchange Commission.
Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, and Somaxon undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof. This caution is made under the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934.
# # #